Exhibit 99


            Written Statement of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned certifies that to the best of our knowledge:

(1) the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.


Date: July 31, 2003


/s/ Robert J. O'Toole
------------------------------------------------
Robert J. O'Toole
Chairman, President, and Chief Executive Officer



/s/ Kenneth W. Krueger
------------------------------------------------
Kenneth W. Krueger
Senior Vice President and Chief Financial Officer




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